hopTo Inc.
Condensed Consolidated Balance Sheets
	March 31,	December 31,
	2014	2013

	(Unaudited)	(Unaudited)

Assets

Cash	$4,288,000	$2,430,700
Accounts receivable, net	617,300	811,700
Other current assets	120,100	43,100

Total current assets	5,025,400	3,285,500
Property and equipment, net	375,900	302,100
Capitalized software, net	551,400	619,400
Other assets	139,900	139,900

Total assets	$6,092,600	$4,346,900

Liabilities and stockholders' equity (deficit)

Accounts payable and accrued liabilities	$797,600	$844,100
Deferred revenue - current	2,544,200	2,772,900
Deferred rent	34,000	31,200
Severance liability	16,700	62,900

Total current liabilities	3,392,500	3,711,100
Warrants liability	1,152,300	979,800
Deferred revenue - long term	447,700	476,200
Deferred rent	190,100	84,600
Stockholders' equity (deficit)	910,000	(904,800)

Total liabilities and stockholders' equity (deficit)	$6,092,600	$4,346,900

Condensed Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended March 31,

	2014	2013
	(Unaudited)	(Unaudited)

Revenue	$1,340,200	$1,617,000
Cost of revenue	194,600	111,800

Gross profit	1,145,600	1,505,200

Selling and marketing	650,500	499,000
General and administrative	993,900	746,000
Research and development	1,305,900	713,200

Total operating expenses	2,950,300	1,958,200

Loss from operations	(1,804,700)	(453,000)
Change in fair value of warrant liability	1,133,700	(3,448,700)
Other expense, net	(200)	(100)

Loss before income taxes	(671,200)	(3,901,800)
Income taxes	1,300	1,100

Net loss	(672,500)	(3,902,900)
Other comprehensive income (loss)	-	-

Comprehensive loss	$(672,500)	$(3,902,900)

Loss per common share - basic and diluted	$(0.01)	$(0.05)

Weighted average shares outstanding - basic and diluted	110,283,363	83,139,078